                                                                   Exhibit 10.41


                            STOCKHOLDERS AGREEMENT
                            ----------------------

          THIS AGREEMENT is made as of February 5, 1997 by and among Select Medical Corporation, a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("GTCR"), Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership, and certain of its partners (collectively, "WCAS" and together with GTCR, the "Investors"), Select Investments II, a Pennsylvania general partnership (the "Pennsylvania Partnership"), Select Partners, L.P., a Delaware limited partnership (the "Delaware Partnership," together with the Pennsylvania Partnership, the "Partnerships"), and Rocco Ortenzio and Robert Ortenzio (each, an "Executive" and collectively, the "Executives"). The Investors, the Partnerships and the Executives are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Capitalized terms used but not otherwise defined herein are defined in Section 6 hereof.

          The Investors will purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and the Company's Class A Preferred Stock, par value $.0l per share (the "Class A Preferred"), pursuant to a purchase agreement between the Investors and the Company dated as of the date hereof (the "Purchase Agreement"). The Executives and the Partnerships will purchase shares of Common Stock and Class A Preferred, as applicable, pursuant to a senior management agreement among the Company, the Partnerships, John Ortenzio, Martin Ortenzio and each Executive dated as of the date hereof (each, a "Senior Management Agreement").

          The Common Stock and the Class A Preferred are sometimes collectively referred to herein as the "Stock."

          The execution and delivery of this Agreement is a condition to the Investors' purchase of Common Stock and Class A Preferred pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   Board of Directors.
               ------------------

          (a)  From and after the Closing and until the provisions of this
Section 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

               (i) the authorized number of directors on the Company's board of directors (the "Board") shall be established at a maximum of eight directors;

               (ii)   the following persons shall be elected to the Board:

                      (A) two representatives designated by GTCR (the "GTCR
               Directors"), who shall initially be Bryan C. Cressey and Donald
               J. Edwards;

                      (B) two members of the Company's management (the
               "Management Directors"), who shall initially be Rocco Ortenzio and Robert Ortenzio;

                      (C) two representatives designated by WCAS (the "WCAS
               Directors"), who shall initially be Russell L. Carson and James
               B. Hoover; and

                      (D) two representatives will be jointly chosen by GTCR,
               Rocco Ortenzio, Robert Ortenzio and WCAS (the "Outside Directors") at a mutually agreeable time; provided that such Outside Directors shall not be a member of the Company's management or an employee or officer of the Company or its subsidiaries;

               (iii) if requested by either GTCR or WCAS, the composition of the board of directors of each of the Company's subsidiaries (a "Sub Board") shall be the same as that of the Board;

               (iv) the removal from the Board or a Sub Board (with or without cause) of any GTCR Director, any Management Director, any WCAS Director or any Outside Director shall be only upon the written request of the person or persons originally entitled to designate such director pursuant to
     Section 1(a)(ii) above; provided that if GTCR, Rocco Ortenzio, Robert Ortenzio and WCAS are unable to agree on the removal of the director designated pursuant to Section 1(a)(ii)(D) above, then removal of such director will be determined by a majority of the other Board members; provided further, that if any Management Director ceases to be an employee of the Company and its subsidiaries, he shall be removed as a director promptly after his employment ceases on a date specified by GTCR; and

               (v) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to Section 1(a)(ii) above.

          (b) There shall be at least four meetings of the Board during every fiscal year, at least one of which shall be held in each 120-day period during the Company's fiscal year. The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

          (c) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

          (d)  Notwithstanding anything to the contrary contained in this
Section 1, in the event the holder or holders of Class A Preferred exercise their right to elect a director to the Board upon the occurrence of an Event of Noncompliance under the Company's Certificate of Incorporation, the provisions of this Section 1 shall remain in effect; provided that the size of the Board shall be increased by one member, who shall be elected by the holders of the Class A Preferred in accordance with the Certificate of Incorporation.

          2.   Irrevocable Proxy; Conflicting Agreements.
               -----------------------------------------

          (a) In order to secure each Executive's, each Partnership's and each Additional Executive's obligation to vote its Stockholder Shares and other voting securities of the Company in accordance with the provisions of Section 1 and Section 4 hereof in the event either of the Partnerships, such Executive or such Additional Executive fails to comply with its obligations under such Sections, each of the Partnerships, each Executive, and each Additional Executive hereby appoints Bryan C. Cressey, as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of its Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Section 1 and Section 4. Bryan C. Cressey may exercise the irrevocable proxy granted to him hereunder at any time (but only at such time as) either of the Partnerships, such Executive or such Additional Executive fails to comply with the provisions of this Agreement. The proxies and powers granted by each of the Partnerships, each Executive and each Additional Executive pursuant to this
Section 2 are coupled with an interest and are given to secure the performance of each of the Partnership's, such Executive's and such Additional Executive's obligations to the Investors under this Agreement. Such proxies and powers will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of such Executive or such Additional Executive and the bankruptcy, insolvency or dissolution of either of the Partnerships (and the respective holders of their Stockholder Shares).

          (b) Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

          3.   Legend.  Each certificate evidencing Stockholder Shares and each
               ------
certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Stockholders Agreement dated as of February 5, 1997, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

          4.   Sale of the Company.
               -------------------

          (a) If the Board and the holders of a majority of the shares of Class A Preferred then outstanding (or if no shares of Class A Preferred are outstanding, then a majority of the shares of Common Stock then outstanding) approve a Sale of the Company (an "Approved Sale"), each holder of Common Stock shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Common Stock shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Common Stock shall agree to sell all of his Common Stock and rights to acquire Common Stock on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. Each holder of Common Stock shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company, including, without limitation, executing a sale contract pursuant to which each holder of Common Stock will severally (and not jointly) make the same representations, warranties and indemnities regarding the Company and its business. Each holder of Common Stock will also be responsible for paying a pro rata share of all fees and expenses incurred in connection with the Approved Sale.

          (b) The obligations of the holders of Common Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock shall receive the same form of consideration and the same amount of consideration; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Common

Stock received by holders of such class of Common Stock in connection with the Approved Sale less the exercise price per share of such class of Common Stock of such rights to acquire such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights.

          5.   Participation Rights.
               --------------------

          (a) In the event of a sale of any class of Restricted Securities (as defined in and in accordance with the terms of the Purchase Agreement) by either of the Investors, then at least 30 days prior to any such Transfer (other than a Public Offering), the Investor(s) shall deliver a written notice (the "Investors Sale Notice") to the Company and each other Stockholder, specifying in reasonable detail the identity of the prospective transferee(s), the number of shares of each class to be transferred and the terms and conditions of the Transfer. Each other Stockholder may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Investor(s) within 30 days after delivery of the Investors Sale Notice. In the event that more than one class of Stock is being sold by such Investor(s), then each other Stockholder participating in such sale shall also sell a pro rata amount of all such classes of Stock being sold by such Investor(s). If any other Stockholder has elected to participate in such Transfer, the Investor(s) and such other Stockholder(s) shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of any class of Stock being sold equal to the product of (i) the quotient determined by dividing the percentage of such class of Stock (on a fully-diluted basis) held by such other Stockholder(s) by the aggregate percentage of such class of Stock (on a fully-diluted basis) owned by each Person participating in such sale and (ii) the number of shares of such class of Stock to be sold in the contemplated Transfer.

          For example, if the Investors Sale Notice contemplated a sale of 100
          -----------
          shares of Common Stock by the Investors, and if the Investors at such time own 60% of all Common Stock and if only one Executive elects to participate and owns 20% of all Common Stock, the Investors would be entitled to sell 75 shares (60% / 80% x 100 shares) and such Executive would be entitled to sell 25 shares (20% / 80% x 100 shares).

The Investors will use their best efforts to obtain the agreement of the prospective transferee(s) to the participation of the other Stockholder(s) in any contemplated Transfer, and will not Transfer any class of its Stock to the prospective transferee(s) if such prospective transferee(s) refuses to allow the participation of such other Stockholder(s).

          (b)  Each holder transferring any class of Stock pursuant to this
Section 5 shall pay its pro rata share (based on the number of such shares to be sold) of the expenses incurred by the holders in connection with such Transfer and shall be obligated to join on a pro rata basis (based on the number of such shares to be sold) in any indemnification or other obligations that the Investor(s) agree(s) to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular holder such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of such shares; provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer).

          6.   Definitions.
               -----------

          "Additional Executive" means any member of the Company's senior
           --------------------
management who becomes a "Stockholder" in accordance with Section 9 of this Agreement.

          "Affiliate" of either of the Investors means any general or limited
           ---------
partner of such Investor or any other person, entity or investment fund controlling, controlled by or under common control with such Investor.

          "Closing" shall have the meaning set forth in the Purchase Agreement.
           -------

          "Person" means an individual, a partnership, a limited liability
           ------
company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Qualified Public Offering" means a Public Offering having an
           -------------------------
aggregate offering price of at least $20,000,000.

          "Public Offering" means the sale in an underwritten public offering
           ---------------
registered under the Securities Act of shares of the Company's Common Stock approved by the Board.

          "Sale of the Company" means any transaction or series of transactions
           -------------------
pursuant to which any person(s) or entity(ies) (including any Affiliate of the Investors) other than the Investors in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Senior Management" means the Company's Chief Executive Officer,
           -----------------
President, Chief Operating Officer, Chief Financial Officer and such other employees of the Company as approved by the Board.

          "Stockholder Shares" means (i) any Common Stock purchased or otherwise
           ------------------
acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder; provided that Stockholder Shares shall not include nonvoting stock described in

(iii) above for purposes of Section 1 hereof. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (z) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.

          "Transfer" means to sell, transfer, assign, pledge or otherwise
           --------
dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

          7.   Transfers; Transfers in Violation of Agreement.  Prior to
               ----------------------------------------------
transferring any Stockholder Shares to any person or entity (other than a Transfer following which the Stockholder Shares cease to be Stockholder Shares), the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          8.   Reservation of Common Stock.  For a period of three years, the
               ---------------------------
Company shall reserve 4.31% of its authorized shares of Common Stock for issuance to certain senior management employees of the Company and Board members at a price of $0.50 per share; provided that the time and amount of any such issuance and the identity of any purchaser thereof shall be determined jointly by the Board and Senior Management and each such purchaser shall also buy such amount of Class A Preferred as may be specified by the Board and Senior Management.

          9.   Additional Stockholders.  In connection with the issuance of any
               -----------------------
additional equity securities of the Company, the Company may permit such person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such person shall for all purposes be a "Stockholder" party to this Agreement.

          10.  Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, GTCR, WCAS and each Executive. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          11.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          12.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          14.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          15.  Remedies.  The Company and each Stockholder shall be entitled to
               --------
enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          16.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule of Stockholders attached hereto and to any subsequent holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          If to the Company:
          -----------------

          Select Medical Corporation
          4718 Old Gettysburg Road
          P.O. Box 2034
          Mechanicsburg, Pennsylvania 17055
          Attention: Chairman and Chief Executive Officer

          17.  Governing Law.  The corporate law of Delaware shall govern all
               -------------
issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          18.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          19.  Term.  Notwithstanding anything herein to the contrary, this
               ----
Agreement shall terminate upon the consummation of a Qualified Public Offering.

                                   * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                   SELECT MEDICAL CORPORATION

                                   By: /s/ Rocco A. Ortenzio
                                       -----------------------------------------

                                   Its: Chairman/CEO
                                        ----------------------------------------

                                   GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.

                                   By:   GTCR V, L.P.
                                   Its:  General Partner

                                   By:   Golder, Thoma, Cressey, Rauner, Inc.
                                   Its:  General Partner

                                   By:   /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                   Its:  Principal


                                   WELSH, CARSON, ANDERSON &
                                   STOWE VI, L.P.

                                   By: /s/ Laura VanBuren
                                       -----------------------------------------
                                   Its: General Partner
                                       -----------------------------------------

                                   By: _________________________________________
                                   Its: ________________________________________


                                   WELSH, CARSON, ANDERSON & STOWE
                                   HEALTHCARE PARTNERS, L.P.

                                   By: /s/ Laura VanBuren
                                       -----------------------------------------
                                   Its: General Partner
                                       ----------------------------------------

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Bruce Anderson

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Russell Carson

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Patrick Welsh

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Richard Stowe

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Andrew Paul

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Thomas McInerney

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Laura VanBuren

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   James Hoover

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Robert Minicucci

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Anthony De Nicola

                                   /s/ Laura VanBuren
                                   ---------------------------------------------
                                   Paul Queally

                                   /s/ David F. Bellet
                                   ---------------------------------------------
                                   David F. Bellet


                                   MSTC, custodian FBO the IRA/Rollover of
                                   James B. Hover

                                   By: /s/ James B. Hoover
                                       -----------------------------------------

                                   /s/ Rocco A. Ortenzio
                                   ---------------------------------------------
                                   Rocco A. Ortenzio

                                   /s/ Robert A. Ortenzio
                                   ---------------------------------------------
                                   Robert A. Ortenzio


                                   SELECT INVESTMENTS II

                                   By: /s/ Rocco A. Ortenzio
                                   ---------------------------------------------
                                   Its: General Partner
                                   ---------------------------------------------

                                   SELECT PARTNERS, L.P.

                                   By: /s/ Rocco A. Ortenzio
                                   ---------------------------------------------
                                   Its:  General Partner
                                   ---------------------------------------------